Exhibit 21.1

LIST OF SUBSIDIARIES

Alliance Bancshares California

Capital Trust I

A Delaware Trust

Alliance Bancshares California

Capital Trust II

A Delaware Trust

Alliance Bancshares California

Capital Trust III

A Delaware Trust

Alliance Bank

A California Corporation

Lexib Corporation

A California Corporation